SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2009

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut  06901
(Address of principal executive offices)

(203) 324-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2009, Patriot National Bancorp, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement dated as of December 16, 2009 (the “Agreement”) by and among the Company, Patriot National Bank (the “Bank”), its wholly owned subsidiary, and PNBK Holdings LLC (“Holdings”).  Under the terms of the Agreement, Holdings has agreed to purchase up to 33,333,000 shares of Company common stock at a purchase price of $1.50 per share.  The amount of shares of Company common stock purchased by Holdings may be increased or decreased by Holdings provided that after consummation of the transaction the Company will be well capitalized under applicable regulatory standards and in no event will Holdings own more than 94.9% of the issued and outstanding common stock of the Company.  The Agreement provides that the Company and the Bank will pay Holdings a break-up fee of up to $3,500,000 if the Agreement is terminated under certain circumstances.

There is no relationship between the Company or any of its affiliates and Holdings other than in respect of the Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirely by reference to such Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

The Company’s press release, dated December 17, 2009, announcing the signing of the Securities Purchase Agreement is included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance and sale of the common stock will be exempt from registration under the Securities Act, as amended, pursuant to Regulation D promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement by and among Patriot National Bancorp, Inc., Patriot National Bank and PNBK Holdings LLC dated as of December 16, 2009.
99.1	Press Release dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Registrant

December 17, 2009	By: /s/ Robert F. O'Connell
Robert F. O'Connell
Senior Executive Vice President
and Chief Financial Officer